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                                                            EXHIBIT 10.4.G

                          INTERIM EMPLOYMENT AGREEMENT

                           BETWEEN HEXCEL CORPORATION

                                       AND

                                 WILLIAM MEEHAN



          INTERIM EMPLOYMENT AGREEMENT, dated as of January ___, 1995 by and between HEXCEL CORPORATION ("Company") and WILLIAM MEEHAN ("Executive").

          In consideration of the promises and agreements set forth herein, the parties hereto agree to the employment of Executive by the Company on the following terms and conditions;

          IT IS AGREED:

          1. The Company hereby employs Executive as its Vice President -- Finance and Chief Financial Officer, to hold such offices and to perform such executive duties for the Company as are not inconsistent with such offices and as may be necessary or desirable and proper in connection with the transition to the Company's new management and as may otherwise be requested by the Company's Board of Directors (the "Board"). Executive hereby accepts such employment and agrees to perform such services.

          2. Executive shall devote his best efforts and reasonable full time to the performance of his duties hereunder.

          3. The term of Executive's employment hereunder shall commence on the effective date (the "Effective Date") of the First Amended Plan of Reorganization proposed




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by the Company and the Official Equity Security Holders' Committee in the
Company's Chapter 11 case (the "Plan") and continue until June 30, 1995 (the "Termination Date").

          4. In consideration of Executive's services hereunder, the Company shall pay Executive, in accordance with the Company's customary payroll cycle, payments on the basis of an annual salary ("Salary") equal to $200,000 per year.

          5. The Company shall also pay to Executive a one-time payment in the amount of $125,000 which shall be paid on the Effective Date ("Bonus Payment").

          6. The Company shall withhold all applicable state, federal and local tax withholdings from the Bonus Payment and any payments made on account of Salary hereunder.

          7. Executive acknowledges and agrees that upon receipt of the payments provided for herein, all obligations of the Company to Executive arising out of or in connection with his employment with the Company shall have been satisfied in full and Executive acknowledges and agrees that he shall have no other right or claim against the Company, whether in contract or in tort, except as expressly set forth in this Agreement. Notwithstanding the foregoing, this Agreement does not in any way affect (i) Executive's rights under the Company's benefit plans or agreements applicable to Executive, including the Executive Deferred Compensation and Consulting Agreement, which rights following any termination of employment shall be governed by the terms of such plans or agreements or (ii) Executive's right to indemnification from the Company against third party claims as provided by law, by the Company's charter and by-laws and by any agreement between the Company


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and Executive.  The Company shall provide Executive with indemnification to the fullest extent allowed by law for any acts or omissions to act while an employee of the Company.

          8. This agreement shall only become effective upon the satisfaction or waiver of all conditions precedent to the effectiveness of the Plan.

          9. This Agreement supersedes and replaces any and all other agreements with respect to the subject matter hereof between the Company and Executive. This Agreement contains the entire agreement of the parties hereto. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          10. Upon termination of his employment with the Company or at any time the Company may so request, Executive will promptly deliver to the Company all memoranda, notices, records, reports, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith which may then be in his possession or under his control.

          11. Executive shall execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable and proper to effectuate the terms hereof, including without limitation, in consideration and as a condition to the payment of the Bonus Payment, a release of the Company in the form it then uses pursuant to its severance policy.

          12. The Company and Executive agree that any dispute as to the interpretation or enforcement of this Agreement shall be resolved by final and binding arbitration before a single arbitrator selected by mutual agreement or (failing agreement)


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selected in accordance with the rules of the American Arbitration Association then in effect (the "Arbitrator"). The award of the Arbitrator may include an award of the costs of arbitration.

          13. The terms of this Agreement shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by the Arbitrator to be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

          14. The Company and Executive acknowledge that they have read this Agreement, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement, that all agreements and understandings between the parties are embodied and expressed herein, that each party enters into this Agreement freely, without coercion, and based on the party's own judgment and not in reliance upon any representations or promises made by the other party, other than those contained herein.

          15. This Agreement shall be governed by and construed in accordance with the law of the State of California.

          16. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any person, partnership or


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corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the day and year first above written.

                              HEXCEL CORPORATION



                              By:
                                  ----------------------------



                              --------------------------------
                                        WILLIAM MEEHAN


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